Get Started @ rVue.com

April 17, 2010

Forward-Looking Statements

This presentation includes forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to those discussed in the confidential private placement memorandum dated March 23, 2010 as supplemented by supplement number 1 to the confidential private placement memorandum dated April 6, 2010. rVue, Inc. is providing this information as of the date of this presentation and does not undertake any obligation to update any forward looking statements contained in this presentation as a result of new information, future events or otherwise.

The securities offered hereby have not been registered with or approved by the securities and exchange commission or any state securities commission. Nor has the securities and exchange commission or any state securities commission passed upon the accuracy or adequacy of this memorandum. The securities offered hereby are highly speculative and involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. Before you invest, you should read the private placement memorandum carefully. Questions on the investment offering should be directed to Jason Kates, Chief Executive Officer of rVue, Inc. by calling 954.525.6464 X202.

rVue -The Advertising Exchange

- rVue is the only online Ad Exchange for the Digital Out of Home (DOOH) industry, which includes; Placed Based Digital Media, Digital Signage and Digital Billboards.
- With over 1 Million digital screens across the country with hundreds of network owners and operators, rVue has aggregated and organized this extremely fragmented, rapidly growing and desirable media sector into a single user friendly software platform.
- From an online dashboard, advertisers can research, plan and buy advertising across multiple networks while maintaining control of the process and quality.

rVue Hightlights

- rVue is the only Ad Exchange for DOOH today
- We have 200,000 DOOH screens entered into the platform representing 20% of the total industry
- 50+ networks with $250 Million of existing advertising sales represented in the platform today
- $1Billion of total ad inventory available for sale in rVue
- 54 Million Daily Impressions-larger than a TV network
- The largest digital billboard company in the platform-Lamar Advertising-1200 digital billboards
- Building the largest single DOOH network in Europe

Digital Out of Home Media

Digital Out of Home Includes media rich LCD's, Plasma's, LED's and Digital Billboards located within commercial environments.





Digital Out of Home is the fastest growing media in the world (faster than the internet).

Digital Display Screens: Today there are 1 Million digital screens in use domestically with double digit growth forecasted annually.

Billboards are being upgraded to digital platforms nationwide.

DOOH Industry Highlights

Favorable Conditions:

- Strong industry growth predicted for US DOOH - ad revenue will post a 4.9% CAGR from 2008 to 2013, compared to a 3.3% decline for traditional advertising
- US DOOH spending grew 16.2% CAGR from 2004 to 2009 as digital replaced analog
- US DOOH spending forecasted to grow at a compound rate of 9.4% from 2009 to 2014
- Global (excl. US) DOOH spending forecasted to grow at a compound rate of 10.1% from 2009 to 2014

Major Media and Technology Companies Have Entered the Space

Technology Relationships: Samsung, Cisco, Kodak, NCR

Agency Relationships: Omnicom, WPP, Comcast, Accenture

Developing Sales Channel Partnerships: ReachLocal, Comcast, Lamar, CBS

Industry Timing

- Digital Out of Home has been in the news regularly over the last year, and dramatically more in the last few months.
- A Wall Street Journal report about Digital Out of Home was featured on April 9, 2010.
- An industry white paper was posted in March 2010 by desilva-phillips, LLC projecting a bright future for the space and particularly the ad exchanges.



No.3/April 2010

We make our readers succeed!

MEDIA PLANET

DIGITAL PLACE-BASED MEDIA

One day late last year while travelling in Israel, a colleague and I stopped at a coffee shop for an afternoon latte. As soon as the cashier entered the latte order, a small digital sign next to the cash register flashed to let us know of a new line of healthy sandwiches.

THE FUTURE OF DIGITAL SIGNAGE:

Integrated, Interactive, Intelligent Networks

Clear Channel Outdoor now offers more than 450 digital billboards in 33 major U.S. cities.

Industry Activity

- Right Media purchased by Yahoo for $680 Million 4/07
- Digital Ad Network Zoom acquires Sports Display 4/10
- Eight venture backed technology companies raised $711 Million in Q1 2010 which matched all of 2009



MARKETING, INFORMATION & DIGITAL MEDIA INDUSTRIES
1Q10 M&A & Investment Activity • Transaction Value by Industry
$8.8 Billion Total • ($ in Millions)
Software & Information $3,042
Marketing Technology $765
Digital Media $1,092
Advertising & Promotion $121
Interactive Advertising $1,592
Out-of-Home & Specialty Media $56
Marketing Services $2,159

Company Overview and Strategy

Industry Challenge

Currently, ad dollars are moving from traditional media to digital media. The DOOH industry is rapidly expanding as new networks enter the marketplace and advertisers show an increased appetite for the media.

Purchasing DOOH represents a serious challenge to media buyers. There are more than 2,100 outdoor advertising companies in the U.S., but just three firms, Lamar, Clear Channel and CBS Outdoor, earn 85% of traditional billboard revenue. The remaining 15 percent of the market is highly fragmented. Billboards account for 66 percent of all OOH revenues.

Lamar Advertising is the largest OOH company in North America with 1200 of their digital screens in the rVue platform today.

The newer digital segment has more types of companies and is much less concentrated than traditional OOH. DOOH needs to get easier to plan, buy and measure in order to reach scale. The buying process is highly fragmented and analog.

With partnerships and interoperable platforms like rVue, the buying process is more integrated, which will spur growth.

Our Challenge: Efficient Digital Media Placement


PLACING
A CAMPAIGN
Thousands of
independent advertisers
Campaign orders
in various formats
Phone and email
communications to networks

How We Solved the Problem

	Product	Suppliers	Interface
Web Search & Advertising	Thousands of advertisers	Millions of Websites	Google AdSense
Digital Out of Home Search & Advertising	Thousands of advertisers	Millions of DOOH Screens	Phone, voicemail and telephone contact
Digital Out of Home Search & Advertising	Thousands of advertisers	Millions of DOOH Screens	rVue

Our Strategy


MORE ADVERTISERS ATTRACT MORE NETWORKS
BroadSign
rVue
MORE NETWORKS ATTRACT MORE ADVERTISERS

We Represent Over 20% of the Industry Inventory Today

49 + Networks Representing 180,000 Screens

The Media Planner Eliminates the Fragmentation Hurdle and the Time Consuming Planning Process

Six easy steps to create a cross channel media plan

1. Enter Campaign Basics


Media Planner
Let's Get Started
Select Client
Create New Client

2. Select Markets


Media Planner
Choose Your Market

3. Select Demographics


Media Planner
Select Your Demographics

The Media Planner Allows for Efficient Cross Channel Buying and Geo Targeting

4. Select Venues


Target Unique Venues

5. Specify Content/Preview Venues


Networks
Adverto TV
LevelVision College
Specify Your Creative Content

6. Review & Edit


Summary
$ 2,869,488

Media Plans Can Now Be Completely Executed in rVue

One Stop Planning



Agency and Network Profiles are Created and Managed

Social Networking



Robust Software Suite

- Media Manager-Linux OS
- Uploading and encoding
- Storage and distribution
- Playlist creation and distribution
- Reports and analytics
- A operable API



Competitive Advantage: Ad Exchange vs. Ad Network

Ad Exchanges-the better model

- rVue is the only Ad Exchange for DOOH today.
- Ad Exchanges offer complete transparency and create a marketplace.
- Advertisers/Agencies pay a transaction fee for negotiating and placing campaigns thru rVue. DOOH Networks use rVue for free.
- Exchanges give advertisers confidence through control, competitive pricing, high quality media opportunities and technological solutions.
- Ad Exchange models are gaining major popularity with online advertising- well known participants include *Google* and *Yahoo.*

Ad Networks

- Ad Networks operate as aggregators and resellers of ad space.
- Ad Networks include *SeeSaw* and *Adcentricity* which are well known for discounted ad rates, commoditization of the media and execution difficulties.

Predictable Revenue Model

- **National Campaigns**-Ad agencies and media planners are the target audience for this model in which we charge 2% of the total ad buy
  - The 50+ networks in rVue today generate approximately $250 Million of annual revenue
  - This represents 20% of the participating networks inventory
  - Our goal is to funnel the existing revenue through rVue and gain access to the remaining unsold inventory.
- **Regional Campaigns**-We provide media services and placement for 25% gross markup
  - Regional sales is the largest growth sector of DOOH with very limited effort by the networks due to scale and fragmentation.
  - rVue allows instant access to a regional buy over several networks simultaneously.
- **International**
  - an initial license fee of $150 per site installed
  - $10 monthly license fee per site
  - 25% of gross advertising dollars
- **Future revenue will include social, mobile and data**

International Expansion Opportunities

- rVue has licensed its network software suite to Levoip Corporation who partnered with the Italian post office operator, Poste.com, to deploy a 66,000 screen private DOOH network throughout Italy
- Deployment commenced in October 2009 and 10,000 screens are expected to be deployed by the end of 2010 with the full 66,000 screens deployed by the end of 2013
- The largest DOOH network in the world
- rVue receives an initial and monthly license fee per screen and 25% of all third party paid advertising
- The partnership has the potential of generating $5 Million gross ad dollars annually per 5000 screens
- rVue receives $1.25 Million per 5000 screens
- Springboard to launch rVue in Europe

rVue Distribution Agreements

- **Accenture**
  - We operate the interactive DOOH screens in major airports with branded advertising for Accenture.
  - 24/7 technical support
  - Annual creative support
- **AutoNation**
  - DOOH network in auto dealerships
  - Content and management services
- **Mattress Firm**
  - DOOH network in retail locations
  - Content and management services

These contracts generate $40,000 a month

Proven Management Team

Jason Kates, CEO, Director

Jason is the founder of rVue, the online Ad Exchange which is comprised of a social and search engine along with a media buying and planning platform for the digital out of home industry. rVue has been rapidly accepted by the industry. Jason has played a key rolls in the digital out of home industry and considered a pioneer of digital media having been responsible for building networks for major retailers, digital content creation and video based engineering.

Jason's career began at Oppenheimer & Co., Inc. where he managed corporate capital as an investment broker for such prestigious clients as Harley-Davidson. After a successful tenure as a Vice President at Oppenheimer, he founded Kates Communications, where he used the power of video to market products and services worldwide. During his worldwide efforts, he created a product manufacturing company with a focus on the Far East. His claim to fame was the development of the "digital pacifier thermometer" which he marketed through retail utilizing in store television. Leveraging his success from this, Jason created RMS Networks, Inc., in 1995.RMS Networks became Argo Digital Solutions 2009. Jason's knowledge of full motion digital marketing, digital signage, the web, mobile, IPTV and the financial industry guides the world's biggest brands to develop, engage and profit from the innovative technologies that rVue provides.

Jay Wilson, Chief Technology Officer

As CTO, Jay is responsible for driving the development and delivery of technology offerings for rVue. For more than 10 years, Jay's leadership, strategy and innovative ideas as a leading technologist have come from his firm belief that technological excellence is a strong differentiator for all organizations, particularly when they are translated into consumer-based applications. Most recently Jay has led rVue's U.S.-based online media and digital out-of-home development teams' proprietary web-based addressable advertising platform. Jay graduated magna cum laude from Florida Atlantic University in 2001 with a Bachelor's of Science degree in Computer Engineering

Management, cont.

Richard J. Sullivan Chairman of the Board of Director-Advisor

Richard J. Sullivan is a true entrepreneur. His first participation in founding a technology company yielded a purchase to French conglomerate Schlumberger for the highest price paid to that date for an OTC stock - $76 per share. Since then, Sullivan has founded several companies - a manufacturing software firm, White Hat Systems, later purchased by Pacific Telesis and a CAD/CAM firm, Encode Technology, that was second in the industry. More recently, Sullivan founded high tech company Applied Digital which was recognized as one of the country's fastest growing companies in revenue and earnings and which topped the NASDAQ in trading volume. That company, in turn, spawned two more successful public companies - Digital Angel (NASDAQ: DIGA) and VeriChip (NASDAQ: CHIP). Sullivan received the prestigious World Economic Forum's "Award for Advanced Chip Technology" presented in Davos, Switzerland in 2001.

David Loppert Chief Financial Officer-rVue Holdings

David Loppert was formerly a Director, Executive Vice President and Chief Financial Officer of Surgical Outcome Support, Palm Beach Gardens, FL. Previously, he was a Vice President and Director of QSGI Inc. (OTCBB: QSGI) in Hightstown, NJ where sales grew from $0 to over $20 million while he was there. Loppert was Vice President, Chief Financial Officer and Assistant Secretary of Applied Digital Solutions, Inc. and also served as Chief Executive Officer of SysComm International Corporation, a network and systems integrator, and an affiliate of Applied Digital. Sales were $9 million when Loppert joined Applied and over $300 million when he left. Loppert began his financial career with Price Waterhouse, an international accounting firm, in 1978 in Johannesburg, South Africa, before moving to its Los Angeles Office in 1980 where over time he was a Senior Manager. Loppert earned bachelor's degrees in Accounting and Commerce in 1978, as well as a Higher Diploma in Accounting in 1980, all from the University of the Witwatersrand, Johannesburg, South Africa and was designated a Chartered Accountant (South Africa) in 1980.

Management, cont.

Steven Palasay, Chief Financial Officer-rVue Inc.

Steve joined Argo in June 2004 as Controller, and was appointed CFO in April 2008. Steve is an experienced finance and accounting executive with over 15 years of public and private company service. He began his career with Deloitte & Touche and has held increasingly senior finance positions with a number of well known south Florida based private and public companies. Steve earned both a Bachelor's and a Master's degree in Accounting in 1992 from the University of Florida, and is a licensed Certified Public Accountant in the State of Florida.

Dawn Rahicki, Chief Marketing Officer

Dawn joined Argo in June 2008 as Senior Vice President of Marketing and Business Development and was promoted in 2009 to Chief Marketing Officer. Over the past 24 years, Dawn has served as president of The Illume Group, Inc., where she was responsible for the acquisition and development of clients in Real Estate, Business Solutions, Digital Printing/Graphics and Digital Technology industries. Prior to The Illume Group, Dawn led the in-house creative department for a $12 billion privately-held company and the operations and account service team for a multi-million dollar marketing firm. She earned a Bachelors degree in Marketing from Barry University as well as certificates from New York University in Film Production, Nova Southeastern University in Management, Coach University for Executive Coaching and credits toward a masters degree from Nova Southeastern University.

2010 Detail Forecast

	Jan 10	Feb 10	Mar 10	Apr 10	May 10	Jun 10	Jul 10	Aug 10	Sep 10	Oct 10	Nov 10	Dec 10	Total
Revenue	$51,935	$46,075	$45,145	$52,395	$57,895	$74,645	$119,153	$187,028	$244,903	$309,027	$373,152	$374,778	$ 1,936,130
Operations	25,106	26,102	24,706	26,196	41,958	33,572	36,574	42,690	47,840	53,040	58,196	58,288	474,267
Selling & Marketing	0	0	0	150	15,300	15,300	15,300	15,300	15,300	15,300	15,300	15,300	122,550
General & Administrative	106,746	101,304	127,671	141,301	163,278	176,706	195,725	193,533	191,637	203,976	199,657	212,648	2,014,183
Operating Margin	(79,917)	(81,331)	(107,232)	(115,251)	(162,641)	(150,933)	(128,446)	(64,495)	(9,874)	36,712	99,999	88,541	(674,869)
EBITDA	(77,350)	(78,773)	(104,682)	(107,721)	(154,727)	(142,431)	(119,196)	(56,254)	(2,116)	44,617	107,836	96,338	(594,458)
EBITDA %	-148.9%	-171.0%	-231.9%	-205.6%	-267.3%	-190.8%	-100.0%	-30.1%	-0.9%	14.4%	28.9%	25.7%	-30.7%

Forecast

	2010	2011	2012	2013	2014
Revenue	$ 1,936,130	$ 4,149,440	$ 8,079,683	$ 16,075,515	$ 39,709,010
Operations	474,267	930,579	1,318,867	1,906,065	3,175,683
Selling & Marketing	122,550	270,000	486,000	816,000	1,566,000
General & Administrative	2,014,183	2,607,882	3,016,380	3,590,492	4,978,690
Operating Margin	(674,869)	340,979	3,258,436	9,762,958	29,988,637
EBITDA	(594,458)	424,139	3,341,316	9,843,281	30,069,307
EBITDA %	-30.7%	10.2%	41.4%	61.2%	75.7%

Offering Summary

Ticker	RVUE(OTC BB)
Units Offered	40
Unit Pricing	$25,000 per unit
Shares Per Unit	125,000
Price per share	$0.20
Size of Offering	$1 Million
Registration Rights	File 90/Effective 180 Days
Management Lockup	12 Months
Use of Proceeds	General corporate purposes

Cap Table

Revised Pro-forma Capitalization (estimate):

Name:		Shares:	Percent:
Argo Digital Solutions Liquidating Trust *		12,500,000	50%
Bridge Loan Conversions ($200,000) **		1,300,000	5%
PIPE and Public Company shareholders		11,250,000	45%
Investor Relations *** -- --			
	Total:	25,050,000	100%
2010 Management Incentive Plan ****		3,750,000	
Total Fully Diluted:		29,603,500	

*Shares of the Company to be issued to Argo Digital Solutions, Inc. Liquidating Trust (the "Trust") under the Asset Purchase agreement to acquire the rVue business. Such shares may be distributed to the shareholders of Argo in accordance with a plan of liquidation of Argo after satisfaction of debts and liabilities of Argo. Jason M. Kates, our CEO, Richard M. Sullivan, our Chairman, and Steven Palasay, our CFO have the right to acquire approximately 36%, 28% and 3%, respectively of the shares distributed by the Trust.

** rVue may issue up to $200,000 of 10% convertible bridge notes due 6 months from issuance (the "Bridge Notes"). The terms of the Bridge Notes provide that they may be converted, at the option of the holder, into Units in an amount equal to 130% of the purchase price of Units in the Offering. For example, each $50,000 of Bridge Notes has the right to be converted into $65,000 of Units in the Offering.

***rVue has agreed that upon Closing of the Offering it will cause the Company to issue up to 625,000 shares of Common Stock which shall be issued to one or more persons or entities in connection with investor relations efforts and activities, to be issued without cost. As of the date of this Supplement No. 1, no investor relations representative has been selected.

****Up to approximately 15% of the Company's outstanding Common Stock has been reserved for issuance under the 2010 Management Incentive Plan to be adopted by the Company. It is anticipated that a significant number of options, at the Offering Price, may be authorized by the Board of Directors of the Company at the Closing of the Offering.

Get Started @ rVue.com

rVue, Inc. . 900 SE 3rd Ave . Third Floor . Fort Lauderdale . FL 33316 . rVue.com . 888.883.8857